SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the registrant ☒

Filed by a party other than the registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

☒	Definitive proxy statement

☐	Definitive additional materials

☐	Soliciting material pursuant to Rule 14a-12

THE FEMALE HEALTH COMPANY

(Name of Registrant as Specified in Its Charter)

Registrant

(Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date filed:

THE FEMALE HEALTH COMPANY

515 North State Street

Suite 2225

Chicago, Illinois 60610

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MARCH 23, 2004

To the Shareholders of The Female Health Company:

Notice is hereby given that the Annual Meeting of the Shareholders of The Female Health Company (the “Company” or “FHC”) will be held at The Hampton Inn & Suites, Alder Room, 33 West Illinois Street, Chicago, Illinois 60610, on March 23, 2004 at 2:00 p.m., local time, for the following purposes:

1.  To elect eight members to the Board of Directors, the names of whom are set forth in the accompanying proxy statement, to serve until the 2005 Annual Meeting.

2.  To consider and act upon a proposal to ratify the appointment of McGladrey & Pullen, LLP as the Company’s independent public accountants for the fiscal year ending September 30, 2004.

3.  To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

Shareholders of record at the close of business on February 19, 2004 are entitled to vote at the Annual Meeting. All shareholders are cordially invited to attend the Annual Meeting in person. Shareholders who are unable to be present in person are requested to execute and return promptly the enclosed proxy, which is solicited by the Board of Directors of the Company.

By Order of the Board of Directors,

WILLIAM R. GARGIULO, JR.

Secretary

Chicago, Illinois

March 4, 2004

THE FEMALE HEALTH COMPANY

515 North State Street

Suite 2225

Chicago, Illinois 60610

PROXY STATEMENT

FOR THE 2004 ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Female Health Company (the “Company”) to be voted at the Annual Meeting of Shareholders to be held at The Hampton Inn & Suites, Alder Room, 33 West Illinois Street, Chicago, Illinois 60610, at 2:00 p.m. local time on March 23, 2004, and at any adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting. The mailing to shareholders of this Proxy Statement and accompanying form of proxy will take place on or about March 4, 2004.

GENERAL INFORMATION

The Board of Directors knows of no business which will be presented to the Annual Meeting other than the matters referred to in the accompanying Notice of Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is intended that the persons named in the proxy will vote on such matters in accordance with their judgment. If the enclosed form of proxy is executed and returned, it nevertheless may be revoked at any time before it has been voted by a later dated proxy or a vote in person at the Annual Meeting. Shares represented by properly executed proxies received on behalf of the Company will be voted at the Annual Meeting (unless revoked prior to their vote) in the manner specified therein. If no instructions are specified in a signed proxy returned to the Company, the shares represented thereby will be voted FOR: (1) the election of the directors listed in the enclosed proxy; and (2) ratification of McGladrey & Pullen, LLP as the Company’s independent auditors.

Only holders of the Company’s Common Stock (the “Common Stock”) and holders of the Company’s Class A Convertible Preferred Stock-Series 1 (the “Series 1 Preferred Stock”), whose names appear of record on the books of the Company at the close of business on February 19, 2004 are entitled to vote at the Annual Meeting. On that date, there were 19,622,626 shares of Common Stock and 56,000 shares of Series 1 Preferred Stock outstanding. Each share of Common Stock and each share of Series 1 Preferred Stock is entitled to one vote on each matter to be presented at the Annual Meeting. A majority of the votes entitled to be cast with respect to each matter submitted to the shareholders, represented either in person or by proxy, shall constitute a quorum with respect to such matter.

Under Wisconsin law, directors are elected by plurality, meaning that the eight individuals receiving the largest number of votes are elected as directors, and the ratification of the appointment of the independent auditors requires the affirmative vote of a majority of the shares represented, in person or by proxy, at the Annual Meeting. Abstentions and broker nonvotes (i.e., shares held by brokers in street name, voting on certain matters due to discretionary authority or instruction from the beneficial owners but not voting on other matters due to lack of authority to vote on such matters without instructions from the beneficial owners) will count toward the quorum requirement but will not count toward the determination of whether directors are elected or the appointment of the independent auditors is ratified.

ELECTION OF DIRECTORS

(Item 1)

Pursuant to the authority contained in the Amended and Restated By-Laws of the Company, the Board of Directors has established the number of directors at eight. The Board of Directors has nominated O.B. Parrish,

Mary Ann Leeper, Ph.D., William R. Gargiulo, Jr., David R. Bethune, Stephen M. Dearholt, James R. Kerber, Michael R. Walton and Richard E. Wenninger for election as directors, all to serve until the 2005 Annual Meeting of Shareholders.

As indicated below, all persons nominated by the Board of Directors are incumbent directors. The Company anticipates that all of the nominees listed in this Proxy Statement will be candidates when the election is held. However, if for any reason any nominee is not a candidate at that time, proxies will be voted for any substitute nominee designated by the Company (except where a proxy withholds authority with respect to the election of directors).

NOMINEES FOR ELECTION AS DIRECTORS

O.B. Parrish

Age: 70; Elected Director: 1987; Present Term Ends: 2004 Annual Meeting

O.B. Parrish has served as Chief Executive Officer of the Company since 1994, as acting Chief Financial and Accounting Officer from February 1996 to March 1999 and as the Chairman of the Board and a Director of the Company since 1987. Mr. Parrish is a shareholder and has served as the President and as a Director of Phoenix Health Care of Illinois, Inc. (“Phoenix of Illinois”) since 1987. Phoenix of Illinois owns approximately 233,501 shares of the Company’s Common Stock. Mr. Parrish also is Chairman and a Director of ViatiCare, LLC, a financial services company, and Chairman and a Director of MIICRO, Inc., a neuroimaging company. Mr. Parrish is also a trustee of Lawrence University. From 1977 until 1986, Mr. Parrish was President of the Global Pharmaceutical Group of G.D. Searle & Co. (“Searle”), a pharmaceutical/consumer products company. From 1974 until 1977, Mr. Parrish was the President of Searle International, the foreign sales operations of Searle. Prior to that, Mr. Parrish was Executive Vice President of Pfizer’s International Division.

Mary Ann Leeper, PH.D.

Age: 63, Elected Director: 1987; Present Term Ends: 2004 Annual Meeting

Dr. Leeper has served as the President and Chief Operating Officer of the Company since 1996, as President and Chief Executive Officer of The Female Health Company Division from May 1994 until January 1996, as Senior Vice President-Development of the Company from 1989 until January 1996 and as a Director of the Company since 1987. Dr. Leeper is a shareholder and has served as a Vice President and Director of Phoenix of Illinois since 1987. From 1981 until 1986, Dr. Leeper served as Vice President—Market Development for Searle’s Pharmaceutical Group and in various Searle research and development management positions. As Vice President—Market Development, Dr. Leeper was responsible for worldwide licensing and acquisition, marketing and market research. In earlier positions, she was responsible for preparation of new drug applications and was a liaison with the FDA. Dr. Leeper currently serves on the Board of Advisors of the University of Virginia School of Nursing. She is also an adjunct professor at the University of Virginia Darden School of Business. Dr. Leeper received the prestigious “Woman Entrepreneurship” award from Temple University’s School of Business in November 2003. She continues to give lectures and presentations in various colleges and universities across the country regarding working on women’s issues in the developing world and the Company’s role in helping to fight the HIV/AIDS crisis.

William R. Gargiulo, JR.

Age: 75; Elected Director: 1987; Present Terms Ends: 2004 Annual Meeting

William R. Gargiulo, Jr. has served as Secretary of the Company from 1996 to present, as Vice President from 1996 to September 30, 1998, as Assistant Secretary of the Company from 1989 to 1996, as Vice President—International of The Female Health Company Division from 1994 until 1996, as Chief Operating

Officer of the Company from 1989 to 1994, and as General Manager of the Company from 1988 to 1994. Mr. Gargiulo has also served as a Director of the Company since 1987. Mr. Gargiulo is a Trustee of a trust which is a shareholder of Phoenix of Illinois. From 1984 until 1986, Mr. Gargiulo was the Executive Vice President of the Pharmaceutical Group of Searle, in charge of Searle’s European operations. From 1976 until 1984, Mr. Gargiulo was the Vice President of Searle’s Latin American operations.

David R. Bethune

Age: 63; Elected Director: 1996; Present Term Ends: 2004 Annual Meeting

Mr. Bethune has served as a Director since January 1996. Mr. Bethune has been Chairman and Chief Executive Officer of Atrix Laboratories, Inc. since 1999. From 1997 to 1998, Mr. Bethune held the positions of President and Chief Operating Officer of the IVAX Corporation. From 1996 to 1997, Mr. Bethune was a consultant to the pharmaceutical industry. From 1995 to 1996, Mr. Bethune was President and Chief Executive Officer of Aesgen, Inc. a generic pharmaceutical company. From 1992 to 1995, Mr. Bethune was Group Vice President of American Cyanamid Company and a member of its Executive Committee until the sale of the company to American Home Products. He had global executive authority for human biologicals, consumer health products, pharmaceuticals and opthalmics, as well as medical research. Mr. Bethune is on the Board of Directors of the Southern Research Institute, Atrix Laboratories, Inc. and the American Foundation for Pharmaceutical Education, Partnership for Prevention. He is a founding trustee of the American Cancer Society Foundation and an associate member of the National Wholesale Druggists’ Association and the National Association of Chain Drug Stores. He is the founding chairman of the Corporate Council of the Children’s Health Fund in New York City and served on the Arthritis Foundation Corporate Advisory Council.

Stephen M. Dearholt

Age: 57; Elected Director: 1996; Present Term Ends: 2004 Annual Meeting

Mr. Dearholt has served as a Director since April 1996. Mr. Dearholt is a co-founder of, and has been a partner in, Insurance Processing Center, Inc., one of the largest privately owned life insurance marketing organizations in the United States, since 1972. He has over 23 years of experience in direct response advertising and data based marketing of niche products. Since 1985, he has been a 50% owner of R.T. of Milwaukee, a private investment holding company which operates a stock brokerage business in Milwaukee, Wisconsin. In late 1995, Mr. Dearholt arranged, on very short notice, a $1 million bridge loan which assisted the Company in its purchase of Chartex. Mr. Dearholt is also very active in the non-profit sector. He is currently on the Board of Directors of Children’s Hospital Foundation of Wisconsin, an honorary board member of the Zoological Society of Milwaukee, and the National Advisory Council of the Hazelden Foundation. He is a past board member of Planned Parenthood Association of Wisconsin, and past Chairman of the Board of the New Day Club, Inc.

James R. Kerber

Age: 71; Elected Director: 1999; Present Term Ends: 2004 Annual Meeting

Mr. Kerber has served as a Director since April 1999. Mr. Kerber has been a business consultant to the insurance industry since January 1996. He has over 40 years of experience in operating insurance companies, predominantly those associated with life and health. From 1994 to 1996, he was Chairman, President, Chief Executive Officer and a director of the 22 life and health insurance companies which comprise the ICH Group. In 1990, Mr. Kerber was a founding partner in the Life Partners Group where he was Senior Executive Vice President and a director. Prior to that, he was involved with operating and consolidating over 200 life and health companies for ICH Corporation, HCA Corporation and US Life Corporation.

Michael R. Walton

Age: 65; Elected Director: 1999; Present Term Ends: 2004 Annual Meeting

Mr. Walton has served as a Director since April 1999. Mr. Walton is President and owner of Sheboygan County Broadcasting Co., Inc., a company he founded in 1972. In addition to its financial assets, Sheboygan County Broadcasting Co., Inc. currently owns four radio stations. The company has focused on start-up situations, and growing value in under-performing, and under-valued business situations. It has purchased and sold properties in Wisconsin, Illinois, and Michigan, and has grown to a multi-million dollar asset base from a start-up capital contribution of less than $100,000. Prior to 1972, Mr. Walton was owner and President of Walton Co., an advertising representative firm he founded in New York City. He has held sales and management positions with Forbes Magazine, The Chicago Sun Times and Gorman Publishing Co., a trade magazine publisher specializing in new magazines which was subsequently sold to a large international publishing concern. Mr. Walton has served on the Boards of the American Red Cross, the Salvation Army and the Chamber of Commerce.

Richard E. Wenninger

Age: 56; Elected Director: 2001; Present Term Ends: 2004 Annual Meeting

Mr. Wenninger has served as a Director since July 2001. Mr. Wenninger currently serves as Chairman of Wenninger Company, Inc., a mechanical contracting and engineering company. From 1976 to 2001, Mr. Wenninger served as President and Chief Executive Officer of Wenninger Company, Inc. He is also Secretary of Wenn Soft, Inc., a software development, sales and service company he founded in 1997. From 1992 to 1999, Mr. Wenninger served as Secretary of Liftco, Inc. Mr. Wenninger is a current board member of the Boys & Girls Club of Milwaukee, a former President and board member of the Milwaukee Athletic Club, a former board member of the Wisconsin Psychoanalytic Foundation, a former board member of University Lake School, the former President and a current board member of the Plumbing and Mechanical Contractors Association of Milwaukee, the former President and a former board member of the Sheet Metal Contractors Association of Milwaukee and a former board member of the Mechanical Contractors Association of America.

The Board of Directors recommends that shareholders vote FOR all nominees.

INDEPENDENT PUBLIC ACCOUNTANTS

(Item 2)

The Audit Committee of the Board of Directors has appointed McGladrey & Pullen, LLP, independent public accountants, as auditors to audit the financial statements of the Company for the fiscal year ending September 30, 2004. The Board of Directors proposes that the shareholders ratify this appointment. McGladrey & Pullen, LLP audited the Company’s financial statements for the fiscal year ended September 30, 2003. The Company expects that representatives of McGladrey & Pullen, LLP will be present at the Annual Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

In the event that ratification of the appointment of McGladrey & Pullen, LLP as the independent public accountants for the Company is not obtained at the Annual Meeting, the Audit Committee of the Board of Directors will reconsider its appointment.

A majority of the shares represented, in person or by proxy, at the Annual Meeting is required to ratify the appointment of the independent public accountants.

The Board of Directors recommends that shareholders vote FOR the ratification of McGladrey & Pullen, LLP as the independent public accountants for the Company.

Fees of Independent Auditors

The following table summarizes the fees the Company paid for audit and nonaudit services rendered by the Company’s independent auditors during fiscal years 2003 and 2002:

Service Type	Fiscal 2003	Fiscal 2002
Audit Fees (1)	$130,218	$127,385
Audit-Related Fees (2)	—	30,475
Tax Fees (3)	15,643	19,200
All Other Fees	—	—

Total Fees Billed	$145,861	$177,060

(1)	Consists of fees for professional services rendered in connection with the audit of the Company’s financial statements for the fiscal years ended September 30, 2003 and September 30, 2002; the reviews of the financial statements included in each of the Company’s quarterly reports on Form 10-QSB during those fiscal years; and consents and assistance with documents filed by the Company with the SEC.
(2)	For fiscal year ended September 30, 2002, consists of fees for professional services rendered in connection with research regarding the accounting treatment of stock options.
(3)	For the fiscal years ended September 30, 2002 and September 30, 2003, consists of fees for professional services rendered in connection with preparation of federal and state income tax returns, including foreign tax filings, and assistance with foreign tax structuring.

The Audit Committee of the Board of Directors of the Company considered that the provision of the services and the payment of the fees described above are compatible with maintaining the independence of McGladrey & Pullen, LLP.

The Audit Committee is responsible for reviewing and pre-approving any non-audit services to be performed by the Company’s independent auditors. The Audit Committee has delegated its pre-approval authority to the Chairman of the Audit Committee to act between meetings of the Audit Committee. Any pre-approval given by the Chairman of the Audit Committee pursuant to this delegation is presented to the full Audit Committee at its next regularly scheduled meeting. The Audit Committee or Chairman of the Audit Committee reviews and, if appropriate, approves non-audit service engagements, taking into account the proposed scope of the non-audit services, the proposed fees for the non-audit services, whether the non-audit services are permissible under applicable law or regulation and the likely impact of the non-audit services on the independence of the independent auditors.

Since the effective date of the Securities and Exchange Commission (“SEC”) rules requiring pre-approval of non-audit services on May 6, 2003, each new engagement of the Company’s independent auditors to perform non-audit services has been approved in advance by the Audit Committee or the Chairman of the Audit Committee pursuant to the foregoing procedures.

Directors

The Board of Directors currently consists of eight members: O.B. Parrish, William R. Gargiulo, Jr., Mary Ann Leeper, Ph.D., Stephen M. Dearholt, David R. Bethune, Michael R. Walton, James R. Kerber and Richard E. Wenninger. At each annual meeting of shareholders, directors are elected for a term of one year to succeed those directors whose terms are expiring.

Committees of the Board of Directors and Meeting Attendance

The Company has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Board’s Audit Committee is comprised of Mr. Bethune, Mr. Dearholt (Chairman)

and Mr. Kerber. The responsibilities of the Audit Committee, in addition to such other duties as may be specified by the Board of Directors, include the following: (1) responsibility for hiring, overseeing and terminating the independent auditors for the Company; (2) review of the timing, scope and results of the independent auditors’ audit examination; (3) review of periodic comments and recommendations by the auditors and of the Company’s response thereto; (4) review of the Company’s balance sheet, statement of operations and cash flows; and (5) review of the scope and adequacy of internal accounting controls. The Audit Committee met four times during the fiscal year ended September 30, 2003.

The Compensation Committee was formed in May 2003 and is comprised of Mr. Kerber (Chairman), Mr. Walton, Mr. Dearholt, Mr. Bethune and Mr. Wenninger. The Compensation Committee, in addition to such other duties as may be specified by the Board, evaluates and determines the compensation for the Company’s directors, executive officers and key employees. The Compensation Committee also administers the Company’s stock incentive and other employee benefit plans. The Compensation Committee held one meeting during the fiscal year ended September 30, 2003.

The Nominating and Corporate Governance Committee was formed in February 2004. Mr. Bethune was appointed Chairman of the Nominating and Corporate Governance Committee and the Company expects that one or more additional members will be appointed to the Committee in the near future. The Nominating and Corporate Governance Committee, in addition to such other duties as may be specified by the Board, identifies and recommends to the Board nominees for election to the Board, reviews and makes recommendations to the Board regarding size and composition of the Board and committees of the Board, and reviews and recommends to the Board corporate governance policies and practices for the Company.

The Board of Directors held eight meetings during the Company’s fiscal year ended September 30, 2003. All of the incumbent directors attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees of the Board on which he or she served, if any.

Director Nominations

The Company has a standing Nominating and Corporate Governance Committee. The Company has placed a current copy of the charter of the Nominating and Corporate Governance Committee on its web site located at www.femalehealth.com. Because the Common Stock is traded on the Over the Counter Bulletin Board, the Company is not subject to the listing requirements of any securities exchange or the Nasdaq Stock Market regarding the independence of the members of the Nominating and Corporate Governance Committee. However, each member of the Nominating and Corporate Governance Committee is independent as defined in the listing standards of the Nasdaq Stock Market.

The Nominating and Corporate Governance Committee will consider director nominees recommended by shareholders. A shareholder who wishes to recommend a person or persons for consideration as a nominee for election to the Board of Directors must send a written notice by mail, c/o Secretary, The Female Health Company, 515 North State Street, Suite 2225, Chicago, Illinois 60610, that sets forth: (1) the name, address (business and residence), date of birth and principal occupation or employment (present and for the past five years) of each person whom the shareholder proposes to be considered as a nominee; (2) the number of shares of the Common Stock beneficially owned (as defined by section 13(d) of the Securities Exchange Act of 1934) by each such proposed nominee; (3) any other information regarding such proposed nominee that would be required to be disclosed in a definitive proxy statement to shareholders prepared in connection with an election of directors pursuant to section 14(a) of the Securities Exchange Act of 1934; and (4) the name and address (business and residence) of the shareholder making the recommendation and the number of shares of the Common Stock beneficially owned (as defined by section 13(d) of the Securities Exchange Act of 1934) by the shareholder making the recommendation. The Company may require any proposed nominee to furnish additional information as may be reasonably required to determine the qualifications of such proposed nominee to serve as a director of the Company. Shareholder recommendations will be considered only if received no less than 120 days nor more than 150 days before the date of the proxy statement sent to shareholders in connection with the previous year’s annual meeting of shareholders.

The Nominating and Corporate Governance Committee will consider any nominee recommended by a shareholder in accordance with the preceding paragraph under the same criteria as any other potential nominee. The Nominating and Corporate Governance Committee believes that a nominee recommended for a position on the Company’s Board of Directors must have an appropriate mix of director characteristics, experience, diverse perspectives and skills. For new potential board members, the Nominating and Corporate Governance Committee will in the first instance consider the independence of the potential member and the appropriate size of the board and then the qualifications of the proposed member. Qualifications of a prospective nominee that may be considered by the Nominating and Corporate Governance Committee include:

•	personal integrity and high ethical character;

•	professional excellence;

•	accountability and responsiveness;

•	absence of conflicts of interest;

•	fresh intellectual perspectives and ideas; and

•	relevant expertise and experience and the ability to offer advice and guidance to management based on that expertise and experience.

The Company did not receive, by November 7, 2003, any recommended nominee from a shareholder who beneficially owns more than 5% of the Common Stock or from a group of shareholders who beneficially own, in the aggregate, more than 5% of the Common Stock.

Communications between Shareholders and the Board of Directors

The Company has placed on its website located at www.femalehealth.com a description of the procedures for shareholders to communicate with the Board of Directors, a description of the Company’s policy for its directors and nominee directors to attend the Annual Meeting and the number of directors who attended last year’s Annual Meeting.

Report of the Audit Committee

The Audit Committee is comprised of three members of the Company’s Board of Directors. As stated above, because the Common Stock is traded on the Over the Counter Bulletin Board, the Company is not subject to the listing requirements of any securities exchange or the Nasdaq Stock Market regarding the membership of the Company’s Audit Committee. However, each member of the Audit Committee is independent as defined in the listing standards of the Nasdaq Stock Market, except Mr. Dearholt who may not be independent due to the amount of his beneficial ownership of Common Stock.

The duties and responsibilities of the Audit Committee are set forth in the Audit Committee Charter, which was amended by the Board of Directors in February 2004. The full text of the Audit Committee’s new charter is attached as Annex A to this proxy statement.

The Audit Committee has:

•	reviewed and discussed the Company’s audited financial statements for the fiscal year ended September 30, 2003, with the Company’s management and with the Company’s independent auditors;

•	discussed with the Company’s independent auditors the matters required to be discussed by SAS 61 (Codification for Statements on Auditing Standards); and

•	received and discussed with the Company’s independent auditors the written disclosures and the letter from the Company’s independent auditors required by Independence Standards Board Statement No. 1 (Independence discussions with Audit Committees) and the independent auditor’s independence.

Based on such review and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003, for filing with the SEC.

AUDIT COMMITTEE:

David R. Bethune

Stephen M. Dearholt

James R. Kerber

Director Compensation and Benefits

Directors who are officers of the Company do not receive compensation for serving in such capacity. Individual directors who are not officers of the Company receive $1,000 for attendance in person at each meeting of the Board of Directors or meeting of a committee of which he or she is a member. In addition, each director who is not an employee of the Company receives an automatic grant of options to purchase 30,000 shares of Common Stock under the Company’s Outside Director Stock Option Plan. This grant is made upon the director’s initial appointment to the Board of Directors and the options vest in accordance with the vesting criteria set forth in the plan.

Executive Officers

The names of, and certain information regarding, executive officers of the Company who are not directors of the Company, are set forth below.

Name	Age	Position
Michael Pope	46	Vice President and General Manager of The Female Health Company (UK) Plc.
Robert R. Zic	40	Principal Accounting Officer

Michael Pope

Age: 46; Vice President, General Manager—The Female Health Company (UK) Plc.

Mr. Pope has served as Vice President of the Company since 1996 and as General Manager of The Female Health Company (UK) Plc. (formerly Chartex International, Plc.) since the Company’s 1996 acquisition of Chartex. Mr. Pope has also served as a Director of The Female Health Company, Ltd. (formerly Chartex Resources Limited) and The Female Health Company (UK) Plc. since 1995. From 1990 until 1996, Mr. Pope was Director of Technical Operations for Chartex with responsibility for manufacturing, engineering, process development and quality assurance. Mr. Pope was responsible for the development of the high speed proprietary manufacturing technology for the female condom and securing the necessary approvals of the manufacturing process by regulatory organizations, including the FDA. Mr. Pope was also instrumental in developing and securing Chartex’s relationship with its Japanese marketing partner. Prior to joining Chartex, from 1986 to 1990, Mr. Pope was Production Manager and Technical Manager for Franklin Medical, a manufacturer of disposable medical devices. From 1982 to 1986, Mr. Pope was Site Manager, Engineering and Production Manager, Development Manager and Silicon Manager for Warne Surgical Products.

Robert R. Zic

Age: 40; Principal Accounting Officer

Mr. Zic has served as the Principal Accounting Officer since March 1999. From 1998 to 1999, Mr. Zic held the dual positions of Acting Controller and Acting Chief Financial Officer at Ladbroke’s Pacific Racing Association division. From 1995 to 1998, Mr. Zic served as the Chief Accounting Manager and Assistant Controller at Argonaut Insurance Company. In this capacity, he was responsible for the financial and accounting operations of Argonaut and its four subsidiaries. From 1990 to 1994, he was the Assistant Controller of CalFarm Insurance Company, where he was responsible for external reporting duties. From 1988 to 1990, Mr. Zic was a Senior Accountant responsible for the statutory-based financials of Allstate Insurance Company. Mr. Zic began his career in 1986 as an auditor with Arthur Andersen & Co.

EXECUTIVE COMPENSATION

The table below gives information for each of the Company’s last three fiscal years regarding all annual, long-term and other compensation paid by the Company to its chief executive officer and all other executive officers of the Company whose total annual salary and bonus exceeded $100,000 for services rendered during the fiscal year ended September 30, 2003. The individuals listed in this table are referred to elsewhere in this report as the “named executive officers.”

Summary Compensation Table

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Restricted Stock Awards ($)		Securities Underlying Options (#)
O.B. Parrish	2003	90,000	—		66,000	(1)	464,000	(2)
Chairman and Chief	2002	90,000	—		237,800	(3)	—
Executive Officer	2001	90,000	—		—		—

Mary Ann Leeper, Ph.D.	2003	225,000	—		46,200	(1)	790,000	(2)
President and Chief	2002	225,000	—		404,875	(3)	—
Operating Officer	2001	225,000	—		—		—

Michael Pope(5)	2003	136,779	16,473	(4)	—		370,000	(2)
Vice President and General Manager of	2002	121,893	—		189,625	(3)	—
The Female Health Company (UK) Plc.	2001	118,883	—		—		—

(1)	On February 12, 2003, Mr. Parrish and Dr. Leeper were issued 40,000 and 28,000 shares, respectively, of restricted Common Stock by the Company’s Board of Directors. The shares had a one-year restriction and became unrestricted on February 12, 2004. The value of the awards set forth in the table is based on the closing price of the Company’s Common Stock on February 12, 2003, which was $1.65 per share. As of September 30, 2003, the value of Mr. Parrish’s restricted Common Stock was $90,000 and the value of Dr. Leeper’s restricted Common Stock was $63,000 based on a value of $2.25 per share, the closing price of the Company’s Common Stock on that date. The shares of restricted Common Stock have all the rights of the Company’s Common Stock, including voting and dividend rights.
(2)	On April 22, 2003 Mr. Parrish, Dr. Leeper and Mr. Pope were issued options to purchase the Company’s Common Stock as part of an exchange for the cancellation of previously issued Common Stock options, which cancellation occurred on September 26, 2002. The Common Stock options have an exercise price of $1.40 per share, which was the closing stock price of the Company’s Common Stock on April 22, 2003. The options vest pro rata (one thirty-sixth) on the first of each month for 36 months following the date of the grant, commencing on May 1, 2003 and ending on April 1, 2006.

(3)	On September 26, 2002, Mr. Parrish, Dr. Leeper and Mr. Pope were issued 116,000, 197,500 and 92,500 shares, respectively, of restricted Common Stock in exchange for the cancellation of stock options previously issued to them. All of the restricted Common Stock vested on September 26, 2003. The value of the awards set forth in the table is based on the closing price of the Company’s Common Stock on September 26, 2002, which was $2.05 per share. As of September 30, 2003, the value of Mr. Parrish’s restricted Common Stock was $261,000, the value of Dr. Leeper’s restricted Common Stock was $444,375 and the value of Mr. Pope’s restricted Common Stock was $208,125 based on a value of $2.25 per share, the closing price of the Company’s Common Stock on that date. The shares of restricted Common Stock have all the rights of the Company’s Common Stock, including voting and dividend rights.
(4)	Consists of an amount paid to Mr. Pope pursuant to the Company’s bonus program.
(5)	Mr. Pope’s salary and bonus are paid in U.K. pounds. Amounts shown for Mr. Pope’s salary and bonus are based on the 12-month average exchange rate for each year, which was 1.60 U.S. dollars per U.K. pound in fiscal 2003, 1.48 U.S. dollars per U.K. pound in fiscal 2002 and 1.44 U.S. dollars per U.K. pound in fiscal 2001.

Stock Options

The following table provides certain information regarding stock options granted to the named executive officers of the Company during the fiscal year ended September 30, 2003.

Option Grants in Last Fiscal Year

Name	Number of Securities Underlying Options Granted (#)(1)	Percent of Total Options granted to Employees in Fiscal Year	Exercise Price ($/ Sh.)	Expiration Date
O.B. Parrish	464,000	22.8%	1.40	April 22, 2013
Mary Ann Leeper	790,000	38.8%	1.40	April 22, 2013
Michael Pope	370,000	18.2%	1.40	April 22, 2013

(1)	Options with respect to one thirty-sixth of the underlying shares become exercisable on the first day of each month commencing May 1, 2003 and ending on April 1, 2006.

The following table provides information regarding the value of unexercised options held by the named executive officers at September 30, 2003. No named executive officer exercised any option during the fiscal year ended September 30, 2003.

Aggregated Fiscal Year End Option Values

Name	Number of Securities Underlying Unexercised Options at Fiscal Year End (#) Exercisable/Unexercisable	Value of Unexercised In-the- Money Options at Fiscal Year End ($) Exercisable/Unexercisable (1)
O.B. Parrish	64,444/399,556	54,777/339,623
Mary Ann Leeper	109,722/680,278	93,264/578,236
Michael Pope	51,389/318,611	43,681/270,819

(1)	Calculated based upon a closing sale price of $2.25 on September 30, 2003.

Employment and Change of Control Agreements

The Company entered into an employment agreement with Dr. Leeper effective May 1, 1994. The original term of Dr. Leeper’s employment extended to April 30, 1997 and after April 30, 1997 her employment term renews automatically for additional three-year terms unless notice of termination is given. The employment agreement has automatically renewed for a term ending on April 30, 2006. The Company may terminate the employment agreement at any time for cause. If Dr. Leeper’s employment is terminated without cause, the Company is obligated to continue to pay Dr. Leeper her base salary and any bonus to which she would otherwise have been entitled for a period equal to the longer of two years from the date of termination or the remainder of the then applicable term of the employment agreement. In addition, the Company is obligated to continue Dr. Leeper’s participation in any of the Company’s health, life insurance or disability plans in which Dr. Leeper participated prior to her termination of employment. Dr. Leeper’s employment agreement provides for a base salary of $175,000 for the first year of her employment term, $195,000 for the second year of her employment term and $225,000 for the third year of her employment term, subject to the achievement of performance goals established by Dr. Leeper and the Company’s Board of Directors. If the employment agreement is renewed beyond the initial three-year term, it requires her base salary to be increased annually by the Board of Directors based upon her performance and any other factors that the Board of Directors considers appropriate. For fiscal 2001, 2002, and 2003, Dr. Leeper’s base salary was $225,000 per year. The employment agreement also provides Dr. Leeper with various fringe benefits including an annual cash bonus of up to 100% of her base salary. The Board of Directors may award the cash bonus to Dr. Leeper in its discretion. To date, Dr. Leeper has not received a cash bonus.

In fiscal 1999, the Company entered into Change of Control Agreements with each of O.B. Parrish, its Chairman and Chief Executive Officer, Mary Ann Leeper, its President and Chief Operating Officer, and Michael Pope, its Vice President. These agreements essentially act as springing employment agreements which provide that, upon a change of control, as defined in the agreement, the Company will continue to employ the executive for a period of three years in the same capacities and with the same compensation and benefits as the executive was receiving prior to the change of control, in each case as specified in the agreements. If the executive is terminated without cause or if he or she quits for good reason, in each case as defined in the agreements, after the change of control, the executive is generally entitled to receive a severance payment from the Company equal to the amount of compensation remaining to be paid to the executive under the agreement for the balance of the three-year term.

SECURITY OWNERSHIP

The following table sets forth information regarding beneficial ownership of the Company’s Common Stock as of February 19, 2004 with respect to (1) each person known to the Company to own beneficially more than 5% of the Company’s Common Stock, (2) each named executive officer and each director of the Company and (3) all directors and executive officers as a group.

The Company has determined beneficial ownership in accordance with the rules of the SEC. Unless otherwise indicated, the persons and entities included in the table have sole voting and investment power with respect to all shares beneficially owned, except to the extent authority is shared by spouses under applicable law. Shares of the Company’s Common Stock subject to options or warrants that are either currently exercisable or exercisable within 60 days of February 19, 2004 are treated as outstanding and beneficially owned by the holder for the purpose of computing the percentage ownership of the holder. However, these shares are not treated as outstanding for the purpose of computing the percentage ownership of any other person. As of February 19, 2004, the Company had outstanding 19,622,626 shares of Common Stock.

	Shares Beneficially Owned
Name and Address of Beneficial Owner (1)	Number	Percent
O.B. Parrish (2)	1,041,568	5.1%
William R. Gargiulo, Jr. (3)	69,833	*
Mary Ann Leeper, Ph.D. (4)	465,233	2.3%
Stephen M. Dearholt (5)	4,756,222	20.8%
David R. Bethune (6)	69,167	*
James R. Kerber (7)	590,377	3.0%
Michael R. Walton (8)	709,233	3.6%
Richard E. Wenninger (9)	3,419,251	16.5%
Michael Pope (10)	145,828	*
Gary Benson (11)	1,475,166	7.1%
All directors, nominees and executive officers, as a group (12 persons) (2)(3)(4)(5)(6)(7)(8)(9)(10)	11,299,045	44.5%

*	Less than 1%.
(1)	Unless otherwise indicated, the address of each beneficial owner is 515 North State Street, Suite 2225, Chicago, Illinois 60610; the address of Mr. Dearholt is 759 North Milwaukee Street, Suite 316, Milwaukee, Wisconsin 53202; the address of Mr. Kerber is 8547 East Arapahoe Road, #J217, Englewood, Colorado 80112; the address of Mr. Walton is 1626 North Prospect Avenue, No. 2310, Milwaukee, Wisconsin 53202; the address of Mr. Wenninger is 855 West Dean Road, Milwaukee, Wisconsin 53217; and the address of Mr. Benson is Regency Athletic Club, 1300 Nicollet Mall, Suite 600, Minneapolis, Minnesota 55403.
(2)	Includes 233,501 shares owned by and 60,000 shares under option to Phoenix Health Care of Illinois, Inc. (“Phoenix”). Under the rules of the SEC, Mr. Parrish may be deemed to have voting and dispositive power as to such shares since Mr. Parrish is an officer, director and the majority shareholder of Phoenix. Also includes 156,900 shares of Common Stock owned directly by Mr. Parrish, 154,667 shares of Common Stock subject to stock options held by Mr. Parrish, 36,500 shares under common stock purchase warrants issued to Mr. Parrish and 400,000 shares under common stock purchase warrants held by the Geneva O. Parrish 1996 Living Trust of which Mr. Parrish is beneficiary and for which Mr. Parrish may be deemed to share voting and investment power.
(3)	Consists of 36,500 shares of Common Stock owned directly by Mr. Gargiulo and 33,333 shares of Common Stock subject to stock options held by Mr. Gargiulo.
(4)	Consists of 201,900 shares of Common Stock owned directly by Dr. Leeper and 263,333 shares of Common Stock subject to stock options held by Dr. Leeper.

(5)	Includes 683,855 shares owned directly by Mr. Dearholt. Also includes 69,500 shares held by the Dearholt, Inc. Profit Sharing Plan, 9,680 shares held by Response Marketing Money Purchase Plan, 22,000 shares held in a self-directed IRA, 275,820 shares held by the Mary C. Dearholt Trust of which Mr. Dearholt, a sibling and his mother are trustees, 18,100 shares held by Mr. Dearholt’s minor child, and 418,100 shares held by the John W. Dearholt Trust of which Mr. Dearholt is a co-trustee with a sibling. Mr. Dearholt shares the power to vote and dispose of 693,920 shares of Common Stock held by the Mary C. Dearholt Trust and the John W. Dearholt Trust. Mr. Dearholt has sole power to vote and dispose of the remaining shares of Common Stock, except that North Central Trust has the sole power to vote and dispose of the 9,680 shares of Common Stock held by the Response Marketing Money Purchase Plan. Also includes 36,667 shares of Common Stock subject to stock options and common stock purchase warrants for 3,222,500 shares of Common Stock (of which warrants to purchase up to 1,100,000 shares have been pledged to a bank to secure a guarantee by Mr. Dearholt on behalf of the Company).
(6)	Consists of 32,500 shares of Common Stock owned directly by Mr. Bethune and 36,667 shares of Common Stock subject to stock options held by Mr. Bethune.
(7)	Includes 363,710 shares of Common Stock owned directly by Mr. Kerber and 26,667 shares of Common Stock subject to stock options held by Mr. Kerber. Also includes 200,000 shares subject to exercise of Common Stock purchase warrants. The warrants have been pledged to a bank to secure a guarantee by Mr. Kerber on behalf of the Company.
(8)	Consists of (a) 283,710 shares of Common Stock owned directly by Mr. Walton, (b) 16,667 shares of Common Stock subject to stock options held by Mr. Walton, (c) 30,900 shares subject to exercise of common stock purchase warrants held by Mr. Walton, (d) 142,998 shares of Common Stock held by a trust of which Mr. Walton is trustee and (e) 234,958 shares of Common Stock held by Sheboygan County Broadcasting Co., Inc. (“Sheboygan”). Under the rules of the SEC, Mr. Walton may be deemed to have voting and dispositive power as to the shares held by Sheboygan since Mr. Walton is an officer, director and shareholder of Sheboygan.
(9)	Consists of (a) 2,314,251 shares of Common Stock owned directly by Mr. Wenninger, (b) 5,000 shares of Common Stock held by Mr. Wenninger’s spouse (Mr. Wenninger disclaims beneficial ownership of the shares held by his spouse), and (c) 1,100,000 shares of Common Stock subject to exercise of common stock purchase warrants, consisting of a warrant to purchase 100,000 shares and a warrant to purchase a maximum of 1,000,000 shares. The warrants described in (c) above have been pledged to a bank to secure a guarantee by Mr. Wenninger on behalf of the Company.
(10)	Consists of 22,495 shares of Common Stock owned directly by Mr. Pope and 123,333 shares of Common Stock subject to stock options held by Mr. Pope.
(11)	Consists of 375,166 shares of Common Stock and warrants to purchase 1,100,000 shares of Common Stock owned by Goben Enterprises, LP, a limited partnership of which Mr. Benson is a general partner. The foregoing information is based on a Schedule 13G filed by Mr. Benson with the SEC on February 17, 2004.

The above beneficial ownership information is based on information furnished by the specified person and is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, as required for purposes of this Proxy Statement. This information should not be construed as an admission of beneficial ownership for other purposes.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC on Form 3, 4 and 5. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file.

Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during fiscal 2003 all section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that Mr. Parrish filed a Form 4 on July 2, 2003 reporting a transaction occurring on April 22, 2003 and a Form 5 on December 22, 2003 reporting transactions occurring on February 12, 2003 and June 10, 2003; Dr. Leeper filed a Form 4 on July 2, 2003 reporting a transaction occurring on April 22, 2003 and a Form 5 on December 22, 2003 reporting a transaction occurring on February 12, 2003; Mr. Gargiulo filed a Form 4 on July 2, 2003 reporting a transaction occurring on April 22, 2003 and a Form 5 on December 22, 2003 reporting a transaction occurring on February 12, 2003; Mr. Bethune filed a Form 4 on July 2, 2003 reporting a transaction occurring on April 22, 2003; Mr. Dearholt filed a Form 4 on July 2, 2003 reporting a transaction occurring on April 22, 2003 and a Form 5 on December 22, 2003 reporting a transaction occurring on March 25, 2003; Mr. Kerber filed a Form 4 on July 2, 2003 reporting a transaction occurring on April 22, 2003; Mr. Walton filed a Form 4 on July 2, 2003 reporting a transaction occurring on April 22, 2003; Mr. Pope filed a Form 5 on December 22, 2003 reporting a transaction occurring on April 22, 2003; and Mr. Zic filed a Form 4 on October 14, 2003 reporting transactions occurring on October 6, 2003, October 7, 2003 and October 8, 2003, a Form 4 on November 21, 2003 reporting a transaction occurring on November 14, 2003 and a Form 4 on December 12, 2003 reporting transactions occurring on October 16, 2003 and November 28, 2003.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On February 18, 1999, the Company borrowed $50,000 from O.B. Parrish, its Chairman and Chief Executive Officer. The borrowing was completed through the execution of a $50,000, one-year promissory note payable by the Company to Mr. Parrish and a Note Purchase and Warrant Agreement and Stock Issuance Agreement. Mr. Parrish was granted warrants to purchase 10,000 shares of the Company’s Common Stock at an exercise price of $1.35 per share. The exercise price of the warrants equaled 80% of the average market price of the Company’s Common Stock for the five trading days prior to the date of issuance. The warrants expire upon the earlier of their exercise or nine years after the date of their issuance. Effective February 18, 2000, the Company extended the due date of the note to February 18, 2001, and in connection with this extension, the Company issued to Mr. Parrish warrants to purchase 12,500 shares of the Company’s Common Stock at an exercise price of $0.72 per share, which equaled 80% of the average market price of the Company’s Common Stock for the five trading days prior to the date of issuance. Effective February 18, 2001, the Company extended the due date of the note to February 18, 2002, and in connection with this extension, the Company issued to Mr. Parrish warrants to purchase 14,000 shares of the Company’s Common Stock at an exercise price of $0.40 per share, which equaled 75% of the average market price of the Company’s Common Stock for the five trading days prior to the date of issuance. The warrants expire upon the earlier of their exercise or ten years after the date of their issuance. The Company also granted Mr. Parrish securities registration rights for any Common Stock he receives from the Company under these warrants or the Stock Issuance Agreement. The Company subsequently repaid this note in full.

On February 12, 1999, the Company borrowed $250,000 from Mr. Dearholt. The borrowing was completed through the execution of a $250,000, one-year promissory note payable by the Company to Mr. Dearholt. As part of this transaction, the Company entered into a Note Purchase and Warrant Agreement and a Stock Issuance Agreement. Mr. Dearholt received a warrant to purchase 50,000 shares of the Company’s Common Stock at an exercise price of $1.248 per share. The exercise price of the warrants equaled 80% of the average market price of the Company’s Common Stock for the five trading days prior to the date of issuance. The warrants expire upon the earlier of their exercise or nine years after the date of their issuance. Effective February 12, 2000, the Company extended the due date of the note to February 12, 2001, and in connection with this extension, the Company issued to Mr. Dearholt warrants to purchase 62,500 shares of the Company’s Common Stock at an exercise price of $0.77 per share, which equaled 80% of the average market price of the Company’s Common Stock for the five trading days prior to the date of issuance. Effective February 12, 2001, the Company extended the due date of the note to February 12, 2002, and, in connection with this extension, the Company issued to Mr. Dearholt warrants to purchase 70,000 shares of the Company’s Common Stock at an exercise price of $0.40 per share, which equaled 75% of the average market price of the Company’s Common Stock for the five trading days prior to the date of issuance. The warrants expire upon the earlier of their exercise or ten years after the date of their issuance. The Company also granted Mr. Dearholt securities registration rights for any Common Stock he receives from the Company under these warrants or the Stock Issuance Agreement. The Company subsequently repaid this note in full.

On March 25, 1997, 1998, 1999, 2000, 2001, 2002 and 2003, the Company extended a $1 million, one-year promissory note payable by it to Mr. Dearholt for a previous loan Mr. Dearholt made to the Company. The promissory note is now payable in full on March 25, 2004 and bears interest at 12% annually, payable monthly. The borrowing transactions were effected in the form of a promissory note from the Company to Mr. Dearholt and related Note Purchase and Warrant Agreements and a Stock Issuance Agreement. Under the 1997, 1998 and 1999 Note Purchase and Warrant Agreements, the Company issued to Mr. Dearholt warrants to purchase 200,000 shares of the Company’s Common Stock in 1997 at an exercise price of $1.848 per share, 200,000 shares of Common Stock in 1998 at an exercise price of $2.25 per share and 200,000 shares of the Company’s Common Stock in 1999 at an exercise price of $1.16 per share. In connection with the extension of the note to March 25, 2001, the Company issued warrants to purchase 280,000 shares of the Company’s Common Stock in 2000 at an exercise price of $0.71 per share. In connection with the extension of the note to March 25, 2002, the Company issued warrants to purchase 280,000 shares of the Company’s Common Stock in 2001 at an exercise price of $0.40 per share. In connection with the extension of the note to March 25, 2003, the Company issued warrants to purchase 300,000 shares of the Company’s Common Stock in 2002 at an exercise price of $1.18 per share. In connection with the extension of the note to March 25, 2004, the Company issued warrants to purchase 300,000 shares of the Company’s Common Stock in 2003 at an exercise price of $1.20 per share. In each case, the exercise price of the warrants equaled 80% of the market price of the Company’s Common Stock on the date of issuance. The warrants expire upon the earlier of their exercise or on March 25, 2005 for the warrants issued in 1997, March 25, 2007 for the warrants issued in 1998, March 25, 2009 for the warrants issued in 1999, March 25, 2010 for the warrants issued in 2000, March 25, 2011 for the warrants issued in 2001, March 25, 2014 for the warrants issued in 2002, and March 25, 2016 for the warrants issued in 2003. The Company also granted Mr. Dearholt securities registration rights for any Common Stock he receives from the Company under these warrants or the Stock Issuance Agreement. The Company expects to repay this note in full prior to the March 25, 2004 due date with part of the proceeds from a private placement of convertible preferred stock.

The Company entered into a loan agreement on May 18, 2001, providing for a three-year loan commitment from a bank of up to $2,000,000. The Company may borrow under this loan agreement from time to time subject to a number of conditions, including obtaining personal guarantees of 125% of the amount outstanding under the loan. In May 2001, the Company borrowed a total of $1.5 million under this loan agreement. Five persons provided guarantees equal in total to the $1.5 million outstanding under the loan. The guarantors included James R. Kerber, a member of the Company’s Board of Directors, Stephen M. Dearholt, a member of the Company’s Board of Directors, Richard E. Wenninger, a member of the Company’s Board of Directors, and a trust for the benefit of O.B. Parrish, the Company’s Chairman of the Board and Chief Executive Officer. Each guarantor may be liable to the lender for up to 125% of the guarantor’s guarantee amount if the Company defaults under the loan. The Company issued warrants to the guarantors to purchase the number of shares of the Company’s Common Stock equal to the guarantee amount of such guarantor divided by the warrant purchase price as of the date of exercise. The warrant purchase price is the price per share equal to 70% of the market price of the Company’s Common Stock at the time of exercise, but in no event will the warrant purchase price be less than $0.50 per share or more than $1.00 per share. The Company also issued additional warrants to purchase 100,000 shares of the Company’s Common Stock at an exercise price of $0.50 per share to each of Stephen M. Dearholt and Richard E. Wenninger because each of them guaranteed $500,000 under the loan. The Company granted all of the guarantors registration rights which require that the Company register the shares of Common Stock underlying the warrants.

Effective March 30, 2001, the Company issued a $250,000 convertible debenture to Richard E. Wenninger. Mr. Wenninger subsequently became a member of the Company’s Board of Directors in July 2001. The convertible debenture bears interest at 12% per year and has a three-year term. Mr. Wenninger converted the debenture into 500,000 shares of Common Stock on January 8, 2003 based on a conversion rate of $0.50 per share.

During fiscal 2002, the Company’s Board of Directors elected to extend the terms of warrants held by Mr. Walton, consisting of warrants issued in 1997 to purchase 30,900 shares of the Company’s Common Stock at an exercise price of $2.50, for an additional four years.

During September and October 2002, the Company offered the holders of its outstanding preferred stock the right to convert their shares of preferred stock into shares of Common Stock based on a price of $1.80 per share, the closing price of the Common Stock on September 4, 2002. This resulted in a conversion rate of approximately 1.39 shares of Common Stock per share of preferred stock rather than the 1 to 1 conversion rate set forth in the Company’s Articles of Incorporation. Effective September 20, 2003, a total of 604,000 shares of Series 1 Preferred Stock were converted into a total of 838,899 shares of Common Stock. 309,000 shares of preferred stock beneficially owned by Mr. Walton were converted into 429,166 shares of Common Stock and 60,000 shares of preferred stock beneficially owned by Mr. Wenninger were converted into 83,333 shares of Common Stock.

It has been and currently is the policy of the Company that transactions between the Company and its officers, directors, principal shareholders or affiliates are to be on terms no less favorable to the Company than could be obtained from unaffiliated parties. The Company intends that any future transactions between the Company and its officers, directors, principal shareholders or affiliates will be approved by a majority of the directors who are not financially interested in the transaction.

INDEPENDENT ACCOUNTANTS

For the fiscal year ended September 30, 2003, McGladrey & Pullen, LLP served as the Company’s independent auditors.

PROPOSALS FOR 2005 ANNUAL MEETING

Any shareholder who desires to submit a proposal for inclusion in the Company’s 2005 Proxy Statement should submit the proposal in writing to O.B. Parrish, Chief Executive Officer, The Female Health Company, 515 North State Street, Suite 2225, Chicago, Illinois 60610. The Company must receive a proposal by November 4, 2004 in order to consider it for inclusion in the Company’s 2005 Proxy Statement. Any shareholder who intends to present a proposal at the 2005 Annual Meeting of Shareholders without inclusion of such proposal in the Company’s proxy materials is required to provide notice of such proposal to the Company no later than January 17, 2005.

ANNUAL REPORT

The Company is required to file an Annual Report, called a Form 10-KSB, with the SEC. A copy of the Annual Report on Form 10-KSB for the year ended September 30, 2003 will be provided without charge on written request of any shareholder whose proxy is being solicited by the Board of Directors. The written request should be directed to: Corporate Secretary, The Female Health Company, 515 North State Street, Suite 2225, Chicago, Illinois 60610.

EXPENSES OF SOLICITATION

The cost of this solicitation of proxies will be paid by the Company. It is anticipated that the proxies will be solicited only by mail, except that solicitation personally or by telephone may also be made by the Company’s regular employees who will receive no additional compensation for their services in connection with the solicitation. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material and annual reports to beneficial owners of stock held by such persons. The Company will reimburse such parties for their expenses in so doing.

By Order of the Board of Directors,

William R. Gargiulo, Jr.,

Secretary

Chicago, Illinois

March 4, 2004

ANNEX A

AUDIT COMMITTEE CHARTER

ANNEX A

CHARTER FOR THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF THE FEMALE HEALTH COMPANY

(as amended as of February 27, 2004)

Purpose

The Audit Committee is appointed by the Board of Directors to monitor the corporate financial reporting and the internal and external audits of The Female Health Company (the “Company”). The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of the Company’s independent auditors, including the resolution of disagreements between management and the auditor regarding financial reporting. The Audit Committee shall assist the Board of Directors with oversight of (i) the integrity of the Company’s financial statements, the accounting and financial reporting process of the Company and the audits of the financial statements of the Company; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications and independence and (iv) the performance of the Company’s internal audit function and independent auditors.

In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors from time to time prescribe.

The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out a proper audit and reviews, including reviews of the Company’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures. In fulfilling their responsibilities under this charter, it is recognized that members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, accountants or auditors by profession. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct auditing or accounting reviews or procedures, and each member of the Audit Committee shall be entitled to rely on (a) the integrity of those persons and organizations within and outside the Company from whom it receives information and (b) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations.

The independent auditors for the Company are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee has the direct authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors (or to nominate the independent auditors to be proposed for shareholder approval in the proxy statement). The Company shall provide the Audit Committee with appropriate funding for payment of compensation, fees and expenses to the independent auditors and to counsel or other advisors that the Audit Committee may deem appropriate to engage.

Membership

The Audit Committee will consist of at least three members of the Board, each of whom shall be “independent director” within the rules of the Nasdaq Stock Market, shall not be an officer or employee of the Company or its subsidiaries and shall not have any relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. One member of the Audit Committee shall be an “audit committee financial expert” as may be defined by the rules of the Securities and Exchange Commission.

Responsibilities

The responsibilities of the Audit Committee shall include:

1.	Reviewing on a continuing basis the adequacy of the Company’s system of internal control over financial reporting and the Company’s disclosure controls and procedures;

2.	Reviewing on a continuing basis the activities, organizational structure and qualifications of the Company’s internal audit function;

3.	Reviewing the independent auditors’ proposed audit scope and approach, including, when applicable, audit procedures with respect to the Company’s internal control over financial reporting;

4.	Reviewing with management and the independent auditors the audited financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors and any serious difficulties or disputes with management encountered during the course of the audit, and reviewing the other financial disclosures in the Company’s Form 10-K report, including Management’s Discussion and Analysis of Financial Condition and Results of Operations;

5.	Having a predetermined arrangement with the independent auditors that they will advise the Audit Committee through its Chair and management of the Company of any significant or material issues identified through procedures followed for interim quarterly financial statements, and that such notification as required under standards for communication with Audit Committees is to be made prior to the related press release, or, if not practicable, prior to filing the Company’s Form 10-QSB for that quarter, and receiving either an oral or written communication provided by the independent auditors at the end of each of the first three quarters of the year that they have nothing to report or enumerate as to the required reporting issues to the Audit Committee Chair;

6.	Approving the appointment of the independent auditors, subject, if applicable, to stockholder ratification;

7.	Approving fee arrangements with the independent auditors;

8.	Reviewing the performance and qualifications of the independent auditors and reviewing the experience and qualifications of the senior members of the independent auditor team, compliance by the independent auditors with audit partner rotation requirements and the quality control procedures of the independent auditors;

9.	Approving in advance the retention of the independent auditor firm for any non-audit service that such firm is not prohibited from performing for the Company and approving the fees for any such service;

10.	Ensuring that the independent auditors prepare and deliver annually a Statement as to Independence (it being understood that the independent auditors are responsible for the accuracy and completeness of this Statement), and discussing with the independent auditors any relationships or services disclosed in this Statement that may impact the objectivity and independence of the Company’s independent auditors and to recommend that the Board of Directors take appropriate action in response to this Statement to satisfy itself of the independent auditors’ independence;

11.	Reviewing reports from the independent auditors regarding (a) critical accounting policies used by the Company in its financial statements, (b) all alternative treatments of financial information within generally accepted accounting principles that the independent auditors have discussed with management, ramifications of the use of such alternative treatments and the treatment preferred by the independent auditors, and (c) other material written communications between the independent auditors and management;

12.	Recommending to the Board of Directors guidelines for hiring of employees of the independent auditor who have been engaged on the Company’s account;

13.	Advising the Board of Directors with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations;

14.	Reviewing with management and the independent auditors the effect of any significant regulatory and accounting initiatives;

15.	Obtaining from the independent auditors assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated;

16.	Meeting at least quarterly with management and the independent auditors in separate executive sessions;

17.	Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements;

18.	Providing oversight and review of the Company’s asset management policies, including an annual review of the Company’s investment policies and performance for cash and short-term investments, and the Company’s risk assessment and risk management policies;

19.	If necessary, instituting special investigations and, if appropriate, hiring special counsel or experts to assist;

20.	Reviewing related party transactions for potential conflicts of interest and approving related party transactions;

21.	Establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of the Company or its subsidiaries of concerns regarding questionable accounting or auditing matters;

22.	Performing other oversight functions as requested by the full Board of Directors;

23.	Reviewing and updating the Audit Committee’s charter annually and recommending any proposed changes to the Board of Directors for approval;

24.	Instructing the independent accountants that the independent accountants are ultimately responsible to the Board of Directors and the Audit Committee; and

25.	Preparing any report, including any report of the Audit Committee required by the rules of the Securities and Exchange Commission to be included in the proxy statement for the Company’s annual meeting.

In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board of Directors delegates to it, and will report regularly to the Board regarding the Committee’s examinations and recommendations.

Meetings

The Audit Committee will meet at least two times each year. The Audit Committee may establish its own schedule which it will provide to the Board of Directors in advance.

The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at least annually to review the financial affairs of the Company. The Audit Committee will meet with the independent auditors of the Company, at such times as it deems appropriate, to review the independent auditor’s examination and management report.

Reports

The Audit Committee will record its summaries of recommendations to the Board in written form which will be incorporated as a part of the minutes of the Board of Directors at which those recommendations are presented.

Minutes

The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

Proxy - The Female Health Company

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints O.B. Parrish and William R. Gargiulo, Jr., or either one of them, each with full power of substitution and resubstitution, as proxy or proxies of the undersigned to attend the Annual Meeting of Shareholders of The Female Health Company to be held at The Hampton Inn & Suites, Alder Room, 33 West Illinois Street, Chicago, Illinois 60610 on March 23, 2004 at 2:00 p.m., local time, and at any adjournment thereof, there to vote all shares of Common Stock and Class A Convertible Preferred Stock - Series 1, which the undersigned would be entitled to vote if personally present as specified upon the following matters and in their discretion upon such other matters as may properly come before the meeting.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and accompanying Proxy Statement, ratifies all that said proxies or their substitutes may lawfully do by virtue hereof, and revokes all former proxies.

Please sign exactly as your name appears hereon, date and return this Proxy. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO GRANT AUTHORITY TO ELECT THE NOMINATED DIRECTORS AND TO RATIFY THE APPOINTMENT OF MCGLADREY & PULLEN, LLP AS THE COMPANY’S AUDITORS. IF OTHER MATTERS COME BEFORE THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES APPOINTED.

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☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A    Election of Directors (terms expiring at the 2005 Annual Meeting)

1.	The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold		For	Withhold

01 - O.B. Parrish	☐	☐	05 - David R. Bethune	☐	☐

02 - Mary Ann Leeper, Ph.D.	☐	☐	06 - Michael R. Walton	☐	☐

03 - William R. Gargiulo, Jr.	☐	☐	07 - James R. Kerber	☐	☐

04 - Stephen M. Dearholt	☐	☐	08 - Richard E. Wenninger	☐	☐

B    Issues

The Board of Directors recommends a vote FOR the following proposal.

	For	Against	Abstain
2. To ratify the appointment of McGladrey & Pullen, LLP as the Company’s auditors for the fiscal year ending September 30, 2004.	☐	☐	☐

3. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

C    Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

If signing as attorney, executor, administrator, trustee or guardian, please add your full title as such. If shares are held by two or more persons, all holders must sign the Proxy.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)
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